UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                       Farmstead Telephone Group, Inc.
                       -------------------------------
              (Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


      1) Title of each class of securities to which transaction applies:

      ---------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      ---------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

      ---------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

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      2) Form, Schedule or Registration Statement No.:

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      3) Filing Party:

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      4) Date Filed:

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SEC 1913 (02-02)   Persons who are to respond to the collection of
                   information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

                               FARMSTEAD LOGO



                                                             April 23, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Farmstead Telephone Group, Inc. (the "Company") to be held on Thursday, June 10, 2004, at 10:00 a.m. local time, at the Company's offices located at 22 Prestige Park Circle, East Hartford, Connecticut. Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

      The Notice of Annual Meeting of Stockholders and Proxy Statement containing information pertaining to the business to be transacted at the Meeting appear on the following pages.

      Whether or not you plan to attend, it is important that your shares be represented and voted at the Meeting. Please complete, sign, date, and mail the enclosed proxy card at your earliest convenience. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

      On behalf of the Board of Directors and management, I would like to thank you for your interest and participation in the affairs of the Company.

                                       Sincerely,


                                       /s/ GEORGE J. TAYLOR, JR.
                                       Chairman of the Board,
                                       President, and Chief Executive
                                       Officer

                       FARMSTEAD TELEPHONE GROUP, INC.


---------------------------------------------------------------------------
                NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
---------------------------------------------------------------------------


TIME                          10:00 a.m. EST
                              Thursday, June 10, 2004

PLACE                         Farmstead Telephone Group, Inc.
                              22 Prestige Park Circle
                              East Hartford, CT 06108

ITEMS OF BUSINESS             (1)   To elect five directors, each to serve
                                    a one-year term.

                              (2) To ratify the appointment, by the Board of Directors, of independent auditors to audit the Company's books and records for the year ending December 31, 2004.

                              (3)   To transact such other business as may
                                    properly come before the Meeting or any
                                    adjournments or postponements thereof.

RECORD DATE                   Holders of Farmstead common stock at the
                              close of business on April 16, 2004 are
                              entitled to vote at the meeting.

PROXY VOTING                  It is important that your shares be
                              represented and voted at the meeting. Because many of our stockholders cannot personally attend the Meeting, it is necessary that a large number be represented by proxy.
                              Therefore, if you do not expect to attend the meeting, but wish your stock to be voted for the business to be transacted thereat, please complete, sign and date the enclosed proxy card and return it by mailing it in the accompanying postage-paid envelope. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. If you attend the meeting and vote at it, your vote at the meeting will replace any earlier vote by telephone, internet or proxy.


                                       By order of the Board of Directors,


April 23, 2004                         /s/ ROBERT G. LAVIGNE
                                       Executive Vice President,
                                       Chief Financial Officer and
                                       Secretary

PROXY STATEMENT                                              FARMSTEAD LOGO
2004 Annual Meeting of Stockholders
June 10, 2004


                                INTRODUCTION

Solicitation of Proxies

      This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation by the Board of Directors (the "Board") of Farmstead Telephone Group, Inc., a Delaware corporation (the "Company" or "Farmstead"), of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, June 10, 2004 at 10:00 a.m. local time at the Company's offices located at 22 Prestige Park Circle, East Hartford, Connecticut 06108, or any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 23, 2004. A copy of the Company's Annual Report for the year ended December 31, 2003, is included with this Proxy Statement.

Voting Rights and Required Votes

      Only the holders of record of the Company's common stock, par value $.001 per share ("Common Stock"), as of the close of business on April 16, 2004 (the "Record Date"), are entitled to notice of, and to vote on, all matters properly brought before the Meeting or any adjustments or postponements thereof. As of February 27, 2004, there were 3,311,601 common shares outstanding.

      Each stockholder is entitled to one vote for each share of Common Stock held by him or her at the close of business on the Record Date. Pursuant to the Company's Amended and Restated By-laws, to constitute a quorum for the transaction of business at any meeting of stockholders, there must be present, in person or by proxy, the holders of no less than one-third of the voting power of the issued and outstanding shares of voting stock of the Company. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. A plurality of the votes cast by the shares of stock entitled to vote, in person or by proxy, at the Meeting will elect directors as long as a quorum is present. Except as otherwise required by law, the Company's Restated Certificate of Incorporation or the Company's Amended and Restated By-laws, if a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by stockholders favoring the action exceed the vote cast by stockholders opposing the action. When proxies in the enclosed form are returned properly executed, the shares represented thereby will be voted at the Meeting and, where instructions have been given by the stockholder, will be voted in accordance therewith. If the stockholder does not otherwise specify, the stockholder's shares will be voted FOR each of the nominees for director and FOR the proposal to ratify the appointment of the independent auditors, all as set forth in this Proxy Statement. As to any other business, which may come before the Meeting, the proxy holders will vote in accordance with their best judgment. Votes will be counted manually. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by appearing at the Meeting and voting in person or by filing with the Secretary of the Company, (i) a duly executed proxy bearing a later date, or (ii) a written instrument revoking the proxy.

      In certain circumstances, a stockholder will be considered to be present at the Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at a meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Therefore, abstentions and broker "non-votes" have no effect for purposes of the election of directors, since the election of directors requires a plurality vote as described above. However, on all other proposals that require a majority vote as described above, an abstention has the effect of a vote against the proposal, and broker non-votes will not be counted at all. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by appearing at the Meeting and voting in person or by filing with the Secretary of the Company, a properly executed, later-dated proxy (including an Internet or telephone vote), or a written instrument revoking the proxy. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible, and that there may be some risk a stockholder's vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Costs of Solicitation

      The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors. We have engaged the services of Computershare Trust Co., Inc., the Company's Transfer Agent, and ADP Investor Communication Services, to assist us in the distribution and processing of proxies, for which total fees and expenses of approximately $7,000 will be paid. There will be no solicitation by officers and employees of the Company. The Transfer Agent will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them in connection therewith.

PROPOSAL 1 - ELECTION OF DIRECTORS

      The Amended and Restated By-laws of the Company provide that the Board of Directors shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Board has fixed the current number of directors at five. Each director presently is elected for a one-year term at each annual meeting of the stockholders. Officers are elected by, and serve at the pleasure of, the Board of Directors.

      Five directors are to be elected at the Meeting to hold office until the next Meeting or until their successors have been duly elected and qualified. It is the intention of the persons named in the accompanying Proxy Card to vote FOR the election of the five persons named in the table below as directors of the Company, unless authority to do so is withheld. All of the nominees are currently directors of the Company, and they have consented to being nominated and named herein, and to serve as directors if elected at the Meeting. In the event that any of the nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying Proxy Card have the right to use their discretion to vote for a substitute.

      The Board of Directors recommends a vote "FOR" the election of the nominees as Director.

      For each nominee, each of whom is an incumbent, and for each executive officer and Section 16 officer of the Company other than such nominees, there follows a brief listing of their principal occupation for at least the past five years, other major affiliations, and age as of January 1, 2004.

Nominees:

      George J. Taylor, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company (including its predecessors) since 1984, and President since 1989. President of Lease Solutions, Inc. (formerly Farmstead Leasing, Inc.), a business products and automobile leasing company, from 1981 to 1993. Vice President - Marketing and Sales for National Telephone Company from 1977 to 1981. Mr. Taylor was one of the founders of the National Association of Telecommunication Dealers, has been a member of, or advisor to, its Board of Directors since its inception in 1986, and for two years served as its President and Chairman. Brother of Mr. Hugh M. Taylor, a director of the Company. Age: 61.

      Harold L. Hansen, Director of the Company since 1992. An independent management consultant since January 1997. A member of the Audit Committee (Chairman until January 2, 2003) and the Compensation Committee. President of Hansen Associates, a management and financial consulting firm from 1995 to 1997. President of H2O Environmental, Inc., an environmental and geotechnical services company, from 1994 to 1995.

President of Hansen Associates from 1993 to 1994. Prior to 1983, Mr. Hansen served in various corporate executive capacities including Executive Vice President and Chief Operating Officer of Gestetner Corporation, Vice President and General Manager of the Office Products Division of Royal Business Machines and Vice President and General Manager of the Business Products Group of Saxon Industries. Age: 73.

      Joseph J. Kelley, Director of the Company since April 1995. Chairman of the Compensation Committee and a member of the Audit Committee. Currently an Executive-in-Residence at the Olin Graduate School of Business at Babson College, Wellesley, Massachusetts. President of East Haven Associates, a telecommunications consulting firm located in Wellesley, Massachusetts, from 1995 to 2001. Group Vice President of NYNEX, in 1994, responsible for the State of Massachusetts operations. From 1985 to 1994 he served in various executive level positions with NYNEX , or associated companies including Vice President - Operations of New England Telephone (1991 - 1993), Vice President - New England Telephone, Network Department (1990 - 1991), Corporate Director of Business Development, NYNEX Marketing (1988 - 1990) and Vice President of New England Telephone - Maine (1985 -
1988). Mr. Kelley has been involved in the telecommunications industry since 1963. Age: 64.

      Ronald P. Pettirossi, Director of the Company since January 3, 2003. Chairman of the Audit Committee. President of ER Ltd., a consulting company since 1995. From February 1997 to August 1998, Mr. Pettirossi was the Chief Financial Officer of Discas, Inc. a Waterbury, Connecticut based proprietary plastic and rubber compounds manufacturer. Mr. Pettirossi is a former audit partner of Ernst & Young, LLP, who worked with public and privately held companies for 31 years. Mr. Pettirossi is a member of the Board of Directors of Magellan Petroleum Corporation. Age: 60.

      Hugh M. Taylor, Director of the Company since 1993. A member of the Compensation Committee. Managing Director of Newbury, Piret & Company, Inc., an investment banking firm located in Boston, MA since 1994. CEO, President and a director of the Berlin City Bank, Berlin, New Hampshire, from 1993 to 1994. Executive Vice President of Fleet Bank of Massachusetts from 1992 to 1993. Executive Vice President and Chief Operating Officer of Fleet Bank of Boston from 1990 to 1992. From 1973 to 1990 he was employed by the New England Merchants Bank, later the Bank of New England, where he held various executive management positions within the Commercial Banking Division, and the bank's venture capital subsidiary. Brother of Mr. George
J. Taylor, Jr. Age: 59.

Other Executive Officers:

      Michael R. Johnson, Executive Vice President since August 2001. Sales Vice President, Avaya Inc. from 2000 to 2001; Vice President - Global Accounts, Lucent Technologies, from 1996 to 2000. From 1979 though 1996, Mr. Johnson held various product management and sales management positions with AT&T Corporation. While employed by Avaya, Lucent and AT&T, Mr. Johnson was assigned sales management responsibilities covering many of their largest commercial customers located in New York. Age: 57.

      Robert G. LaVigne, Executive Vice President since July 1997. Chief Financial Officer, Corporate Secretary and Treasurer since 1988. Vice President - Finance & Administration from 1988 until July 1997. Director of the Company from 1988 to 2001. Controller of Economy Electric Supply, Inc., a distributor of electrical supplies and fixtures, from 1985 to 1988. Corporate Controller of Hi-G, Inc., a manufacturer of electronic and electromechanical components, from 1982 to 1985. Certified Public Accountant. Age: 52.

Other Section 16 Officers:

      Stephen W. Chrystone, Vice President, Sales since January 2003. Sales Account Executive for the New York/Connecticut region from January 2002 to 2003. From 1996 to 2001, Mr. Chrystone was District Sales Manager for Avaya Inc./Lucent Technologies with responsibility for the Connecticut and Western Massachusetts marketplaces. Age: 49

      Frederick E. Robertson, Jr., Vice President, Operations since January 2003. Director of Provisioning from March 2001 to January 2003. Senior Director of Merchandising for Staples Communications, Inc. from 1999 to 2001. Director of Corporate Purchasing and Logistics for Claricom, Inc. from 1998 to 1999. Corporate Manager, Cost Control and Purchasing for Executone Information Systems, Inc. from 1996 to 1998. Age: 45.

Meetings and Committees of the Board of Directors

      During 2003, the Board held five meetings. In addition, certain actions were approved by unanimous written consent resolutions of the directors. No director attended less than 75% of all Board and applicable committee meetings held. During 2003, the Board had two ongoing committees: an Audit Committee and a Compensation Committee.

      The Audit Committee, consisting of Messrs. Pettirossi (Chairman), Hansen and Kelley, consults with the independent auditors and management with respect to the adequacy of internal controls and the Company's audited financial statements. In the Board's judgment, each member of the Audit Committee is financially literate. The Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that Mr. Pettirossi qualifies as "audit committee financial expert" as that term has been defined by the SEC. They also review the Company's internal quarterly financial statements with management and, when deemed necessary, with the independent auditors as well. The Audit Committee also recommends to the Board of Directors the appointment of independent auditors for the following year. The Audit Committee held five meetings during 2003.

      The Compensation Committee, consisting of Messrs. Kelley (Chairman), Hansen and H. Taylor, determines the compensation and benefits of the Chief Executive Officer and reviews and approves, or modifies if deemed appropriate, the recommendations of the Chief Executive Officer with respect to the compensation and benefits of the other executive officers. The Compensation Committee also approves the issuance of grants pursuant to the Company's stock option plans. The Compensation Committee held one meeting during 2003.

PROPOSAL 2 - RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected Carlin, Charron & Rosen, LLP ("CC&R") as our independent auditors for the year ending December 31, 2004. CC&R, and its predecessor company, DiSanto Bertoline & Company, P.C., have been our independent auditors since October 2001. We are submitting the selection of CC&R for stockholder ratification at the Annual Meeting. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Farmstead and its stockholders.

      A representative of CC&R is expected to be present at the Meeting, will be afforded the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company for the year ending December 31, 2004.

Principal Accountant Fees and Services

      The Audit Committee or a designated member thereof, pre-approves each audit and non-audit service rendered by CC&R to Farmstead. The following table shows information about fees billed to Farmstead by CC&R (including its predecessor, DiSanto Bertoline & Company, P.C. in 2002) for professional services rendered for the years ended December 31, 2003 and 2002:

      Fee Category                       2003         2002
      ------------                       ----         ----

      Audit Fees                       $54,200      $45,700
      Audit-Related Fees                 6,500        7,488
      Tax Fees                           7,500       12,280
      All Other Fees                     1,850        3,885
                                       -------      -------
      Total Fees                       $70,050      $69,353
                                       =======      =======

      Audit Fees. Consists of fees billed for professional services rendered for the audit of Farmstead's consolidated financial statements and reviews of interim consolidated financial statements included in quarterly reports filed with the Securities and Exchange Commission.

      Audit-Related Fees. Consists of fees billed for professional services rendered for the audit of Farmstead's 401(K) Plan.

      Tax Fees. Consists of fees billed for professional services rendered for the preparation of federal and state tax returns.

      All Other Fees. For 2003, consists of fees for services rendered in meeting with the Audit Committee and attendance at the Annual Meeting. There were no management consulting services provided in 2003. For 2002, consists of fees for services rendered in meeting with the Audit Committee, attendance at the Annual Meeting and consultations regarding accounting and other business matters.

                            CORPORATE GOVERNANCE

      At Farmstead, we are committed to operating in an ethical, legal and environmentally sensitive and socially responsible manner, while creating long-term value for our shareholders. Farmstead maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Code of Ethical Conduct (a copy of which is included herein in Appendix A) and charters for the committees of the Board of Directors. The corporate governance page can be found at www.farmstead.com by clicking on "About Farmstead", then "Corporate Governance". Stockholders may obtain copies of these documents, free of charge, by sending a written request to our principal executive office at 22 Prestige Park Circle, East Hartford, CT 06108, Attention: Corporate Secretary.

      Farmstead also has a "hotline" available to all employees, and the Audit Committee has established procedures for the confidential and anonymous submission of employee complaints on accounting, internal controls or auditing matters.

Independence of Directors

      Our policy provides that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with Farmstead either directly or as a partner, stockholder or officer of an organization that has a relationship with Farmstead. Our
Board of Directors has determined that all non-management directors are independent in accordance with the American Stock Exchange listing standards. The Board has made this determination based on the following objective standards, in addition to any other relevant facts and circumstances:

      * A director who is an employee, or whose immediate family member is an executive officer, of Farmstead is not independent until three years after the end of such employment relationship.

      * A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from Farmstead, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

      * A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Farmstead is not independent until three years after the end of either the affiliation or the auditing relationship.

      * A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Farmstead's present executives serves on that company's compensation committee is not independent until three years after the end of such service or the employment relationship.

      * A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, Farmstead for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues is not independent until three years after falling below such threshold.

Executive Sessions

      Non-management directors meet at least once per year in executive session without management. "Non-management" directors are all those who are not company officers. Executive sessions are led by a "Presiding Director." An executive session may be held in conjunction with a regularly scheduled Board meeting and other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board. Mr. Pettirossi has been designated as the Presiding Director.

Nomination of Directors

      It is the policy of the Board of Directors to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual's name and qualifications in writing to the Board (in care of the Secretary at Farmstead's principal executive office at 22 Prestige Park Circle, East Hartford, CT 06108) and otherwise in accordance with all of the procedures outlined under "Nominations and Stockholders' Proposals for Year 2005 Annual Meeting of Stockholders" for a director nomination.

      In identifying and evaluating nominees for Director, the Board of Directors takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the American Stock Exchange. In addition, the Board of Directors may take into consideration such factors and criteria as it deems appropriate, including the nominee's character, judgment, business experience and acumen. In addition to nominees recommended by stockholders, the Board of Directors also considers candidates recommended by management or other members of the Board. The Board evaluates candidates recommended for Director by stockholders in the same way that it evaluates any other nominee.

Communications with the Board of Directors

      The Board has established a process for stockholders and other interested parties to communicate with the Board or an individual director, including the Presiding Director or the non-management directors as a group. A stockholder may contact the Board of Directors or an individual director by writing to their attention at Farmstead's principal executive offices at 22 Prestige Park Circle, East Hartford, CT 06108. Communications received in writing are distributed to the Board or to individual directors as appropriate in accordance with procedures approved by Farmstead's independent directors.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding the beneficial ownership of the Company's Common Stock, $.001 par value, as of February 27, 2004 by (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock, (ii) all directors and nominees for director of the Company, (iii) each Named Executive Officer and Other Section 16 Officers (as defined below in "Compensation of Officers, and Directors") and (iv) all directors, nominees for director, named executive officers and other section 16 officers of the Company as a group. In addition to being a beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, Mr. George J. Taylor, Jr. is a director of the Company.

                                                                            Percentage of
                                                     Number of Shares        Outstanding
Name and Address of Beneficial Owner (1)          Beneficially Owned (2)     Common Stock
----------------------------------------          ----------------------    -------------

Five Percent Stockholders:
   George J. Taylor, Jr.                               1,132,884(3)             27.0%
   Robert G. LaVigne                                     272,500(4)              7.6%

Other Directors (and Nominees):
   Harold L. Hansen                                       44,229(5)              1.3%
   Hugh M. Taylor                                         50,703(6)              1.5%
   Joseph J. Kelley                                       33,229(5)              1.0%
   Ronald P. Pettirossi                                    7,500(5)                *

Other Named Executive Officers:
   Michael R. Johnson                                     51,500(7)              1.5%

Other Section 16 Officers:
   Frederick E. Robertson, Jr.                            12,367(8)                *

Directors, Nominees and Named Executive
 Officers and Section 16 Officers as a Group
 (8 persons)                                           1,604,912(9)             34.5%

___________________
*     Less than 1%.

<F1>  Unless otherwise indicated, the address of each named beneficial owner is c/o the Company, 22 Prestige Park Circle, East Hartford, CT
      06108.

<F2>  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within sixty (60) days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise indicated, the Company believes each person named in the table has sole voting and investment power with respect to all shares beneficially owned by him. Information with respect to beneficial ownership is based upon information furnished by such stockholder.

<F3>  Includes 885,782 shares issuable upon exercise of currently exercisable stock options. Also includes 27,020 shares held by his children.

<F4>  Includes 265,500 shares issuable upon exercise of currently exercisable stock options.

<F5>  Consists of shares issuable upon exercise of currently exercisable stock options.

<F6>  Includes 47,316 shares issuable upon exercise of currently exercisable stock options and 2,000 shares held by his children.

<F7>  Includes 50,500 shares issuable upon exercise of currently exercisable stock options.

<F8>  Includes 7,500 shares issuable upon exercise of currently exercisable stock options.

<F9>  Includes 1,341,556 shares issuable upon exercise of currently exercisable stock options.

Compensation of Officers and Directors

      The following table sets forth all compensation paid or accrued by the Company for services rendered during the three years ended December 31, 2003 to the Chief Executive Officer ("CEO") and to each executive officer (the "Named Executive Officers") and Other Section 16 Officers whose total annual compensation exceeded $100,000 in 2003.

                         Summary Compensation Table

                                                                                       Long-term
                                                       Annual Compensation (1)        Compensation
                                                -----------------------------------    Awards (1)
                                                                       Other Annual   ------------    All Other
                                                              Bonus    Compensation     Options        Compen-
Name and Principal Position             Year    Salary ($)     ($)         ($)            (#)         sation ($)
---------------------------             ----    ----------    -----    ------------    ----------     ----------

CEO:
George J. Taylor, Jr.                   2003     160,000        -         6,511(2)         -          11,968(3)
Chairman of the Board, President        2002     180,462        -         3,127(2)         -          14,367(3)
And Chief Executive Officer             2001     254,500        -        11,181(2)         -          13,950(3)

Named Executive Officers:
Robert G. LaVigne                       2003     112,000        -         6,570(2)       20,000           623(4)
Executive Vice President, Chief         2002     125,697        -         6,731(2)       20,000        13,663(4)
Financial Officer, Secretary and        2001     125,684        -         3,016(2)       20,000        20,767(4)

Treasurer

Michael R. Johnson                      2003     100,000        -             -            -              -
Executive Vice President(5)             2002     112,819        -             -           2,000           -
                                        2001      42,982        -             -         125,000           -

Other Section 16 Officers:
Frederick E. Robertson, Jr.             2003     100,000        -         1,346(2)       15,000           -
Vice President Operations (6)           2002     100,000        -             -           2,000           -
                                        2001      78,461        -             -          10,000           -

<F1>  The Company did not grant any restricted stock awards or stock appreciation rights ("SARS") or make any long-term incentive plan payments during the fiscal years presented.

<F2>  Includes payouts of unused vacation and/or sick time of $4,538 for
      2003, $1,154 for 2002 and $9,255 for 2001 for Mr. Taylor; $6,570 for
      2003, $6,731 for 2002 and $3,016 for 2001 for Mr. LaVigne; and $1,346
      for 2003 for Mr. Robertson. For Mr. Taylor, also includes a value for the personal use of a company-owned vehicle in the amount of $1,973 for 2003 and 2002, and $1,926 for 2001.

<F3>  Consists of life and disability insurance premiums paid by the
      Company on personally-owned policies, aggregating $11,036 for 2003, $11,937 for 2002 and $11,695 for 2001, and imputed income on a split-dollar life insurance policy amounting to $932 for 2003, $2,430 for 2002 and $2,255 for 2001. Not included are annual premium payments of $16,500 made in 2002 and 2001 under the split-dollar insurance policy. There were no premium payments made during 2003 and, in December 2003, the Company terminated Mr. Taylor's split-dollar insurance policy, transferring the policy's $26,548 cash surrender value into a Company-owned life insurance policy for the benefit of Mr. Taylor.

<F4>  Includes insurance premiums paid under an employee-owned split-dollar life insurance policy of $0 for 2003, $13,075 for 2002 and $19,911 for 2001. The 2002 and 2001 payments approximated 10% of Mr. LaVigne's compensation paid during these years. The cash surrender value of this policy vests to his benefit at the rate of 10% per year over a ten year period. Upon termination of employment, the unvested portion of the cash surrender value is refunded to the Company. During the years ended December 31, 2003, 2002 and 2001, $4,565, $3,694 and $6,635,
      respectively, vested with Mr. LaVigne. These amounts are not included in the above table. There were no payments made into the split-dollar policy during 2003 and in December 2003, the policy was converted into a Company-owned policy.

      Supplemental Executive Retirement Plan ("SERP"). The Company maintains a SERP for the benefit of Mr. Taylor. The SERP is a defined benefit plan, structured to provide Mr. Taylor with an annual retirement benefit, payable over 15 years beginning at age 65, in an amount equal to one-third of his average final three-year salary, however in no event less than $100,000 per year. The SERP is an unfunded plan; however, it is being informally funded through a Company-owned life insurance policy with an annual premium payment of $50,000 for ten years.

                    Option/SAR Grants in Last Fiscal Year

      The following table sets forth information concerning individual grants of options to purchase shares of the Company's Common Stock made to the CEO and each Named Executive Officer and Other Section 16 Officers during the year ended December 31, 2003:

                               Number of      % of Total
                               Securities       Options                                   Potential
                               Underlying     Granted to    Exercise or                Realizable Value
                                 Options     Employees in   Base Price    Expiration   -----------------
Name                           Granted (#)    Fiscal Year     ($/SH)         Date      5% ($)    10% ($)
----                           -----------    -----------   ----------    ----------   ------    -------

George J. Taylor, Jr.                 -              -            -            -            -         -
Robert G. LaVigne                20,000          19.70%         .28         2/3/2013    3,522     8,925
Michael R. Johnson                    -              -            -            -            -         -
Frederick E. Robertson, Jr.      15,000          14.78%         .28         1/2/2013    2,641     6,694

             Aggregated Option/SAR Exercises in Last Fiscal Year
                    and Fiscal Year-End Option/SAR Values

      The following table provides information on the number and value of unexercised options held at December 31, 2003, by the CEO and each Named Executive Officer and Other Section 16 Officers:

                                                             No. of Securities Underlying      Value of Unexercised
                                                               Unexercised Options at         In-the-Money Options at
                                  Shares                              12/31/03 (#)                   12/31/03 ($)
                               Acquired on       Value       ----------------------------   ---------------------------
Name                           Exercise (#)   Realized ($)   Exercisable   Unexercisable    Exercisable   Unexercisable
----                           ------------   ------------   -----------   -------------    -----------   -------------

George J. Taylor, Jr.               -              -           885,782             -               -             -
Robert G. LaVigne                   -              -           245,500             -           9,400             -
Michael R. Johnson                  -              -            50,500        76,500             125           375
Frederick E. Robertson, Jr.         -              -             4,500        22,500               -         7,050

Long-Term Incentive Plans - Awards in Last Fiscal Year: None.

Compensation of Directors

      Non-employee directors receive a $5,000 annual retainer, $1,000 for each board meeting attended and $500 for each committee meeting attended. The directors are also reimbursed for their expenses in attending each meeting. For each year of service on the board, non-employee directors receive a non-qualified option to purchase 5,000 shares of Common Stock, at an exercise price equal to the closing market price of the Common Stock on the date of grant. In addition, Mr. Pettirossi receives an annual fee of $4,000 for serving as Chairman of the Audit Committee. Directors who are also employees of Farmstead receive no compensation for serving as directors.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      The Company has an employment agreement with the Chief Executive Officer ("CEO") dated January 1, 1998 and as amended August 1, 2001, January 1, 2003 and January 1, 2004 (the "Agreement"). Under the Agreement, the CEO will be employed on a full-time basis until December 31, 2004 (the "Active Period") at a base salary of $160,000. Commencing January 1, 2005, the CEO will be employed on a limited basis for a five-year period expiring December 31, 2009 (the "Limited Period"). During each year of the Limited Period, the CEO will be paid a base salary equal to one-third of the base salary rate in effect at the time of commencement of the Limited Period, but not less than $100,000, as consideration for up to fifty days of active service per year. In addition, during the first year of the Limited Period, the CEO will receive an additional payment of $142,423. The CEO will also be eligible for an annual bonus of up to 50% of base salary during the term of the Agreement. The Agreement provides severance pay should the CEO terminate the Agreement for "good cause", as defined, or should the Company terminate the Agreement without cause, or in the event of a change in control of the Company, as defined. During the Active Period, severance pay would amount to three times (i) the amount of the then-current base pay (deemed to be $300,000 for purposes of severance pay calculations), plus
(ii) the average bonus paid during the three most recent calendar years. During the Limited Period, severance pay will equal the total amount of base salary that would have been due for the time remaining in the Limited Period. The CEO will not be entitled to any severance or other compensation during the Active Period or Limited Period if he voluntarily terminates his employment or if the Company terminates the Agreement "for cause", as defined.

      Mr. Robert G. LaVigne has a one-year employment agreement with the Company, which expires December 31, 2004. The agreement provides for a minimum base salary of $112,000 (subject to increases in the Board's discretion). The agreement also provides for an annual bonus of up to 50% of base salary during the term of the agreement, at the discretion of the Board of Directors and based upon the attainment of performance objectives set or approved by the Board of Directors and CEO. In the event that the Company terminates this agreement without cause, or in the event Mr. LaVigne terminates this agreement for good reason (as defined), Mr. LaVigne would be entitled to severance pay amounting to one-half of (i) the then-current base salary, (ii) the average bonus paid during the last two years and (iii) split-dollar insurance plan contributions made during the prior year. In addition, he would be entitled to receive 100% of the policy reserves in a Company-owned life insurance policy on his behalf. In the event of a change in control (as defined), Mr. LaVigne would receive severance pay of approximately a full year's salary, bonus and benefits. In addition, all unvested stock options would immediately vest. The agreement also contains provisions regarding confidentiality and a non-compete covenant, which prohibits him from competing with the Company during his employment and for six months thereafter.

      The aforementioned agreements were approved by the Compensation Committee and the Board of Directors.

      Compliance with Section 16 (a) of the Exchange Act: Section 16 of the Securities Exchange Act of 1934 requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports furnished to the Company, or written representations from reporting persons, the Company believes that during 2003 all required reports were timely filed, with the exception of the following: on February 13, 2004 a Form 5 was filed on behalf of Frederick Robertson, Jr. to report a March 5, 2002 purchase of 1,447 shares of common stock through the Company's Employee Stock Purchase Plan. This transaction should have been reported in 2002.

Certain Business Relationships and Transactions with Management: None.

      Compensation Committee Interlocks and Insider Participation: During the year ended December 31, 2003, the members of the Compensation Committee were Joseph J. Kelley (Chairman), Hugh M. Taylor and Harold L. Hansen. The Committee members are not employees of the Company and have no interlocking relationships as defined by the Securities and Exchange Commission.

                 REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") is comprised of three outside directors. The Board of Directors delegates to the Compensation Committee the responsibility for developing and administering the policies that govern the total compensation program for executive officers of the Company. The Committee also administers the Company's 2002 Stock Option Plan, for all plan participants, including awards made to the executive officers of the Company. In making pay decisions for the named executives whose compensation is detailed in this proxy statement (other than the Chief Executive Officer), the Committee also takes into consideration the views and recommendations of the Chief Executive Officer concerning each executive's overall contribution to the Company's performance. The Committee has prepared the following report to summarize the executive compensation approach of the Company and describe specific decisions made by the Committee with respect to the Chief Executive Officer's compensation and future compensation guidelines.

      The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company's employees. The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. The goal of the Committee is to achieve fair compensation for the individuals and to enhance shareholder value by continuing to closely align the financial rewards of management with those of the Company's shareholders. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance. The Compensation Committee consults with independent compensation consultants when appropriate.

      Key elements of the Company's compensation program consist of base salary, discretionary annual cash bonuses and periodic grants of stock options. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's Chief Executive Officer, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits and contributions made by the Company.

      Base Salaries: The Company has established competitive annual base salaries for all executive officers, including the named executive officers. In determining the salary of each senior executive, the Company's Chief Executive Officer makes recommendations to the Committee with respect to the base salary of each senior executive other than himself. The Committee discusses these recommendations, and the relevant data, and then determines the senior executives' base salary. The Committee meets separately to determine the base salary of the Company's Chief Executive Officer. The Company has an employment agreement with George J. Taylor, Jr., President and Chief Executive Officer and with Robert G. LaVigne, Executive Vice President, Chief Financial Officer, Secretary and Treasurer. No other named executive officer currently has a formal employment agreement with the Company. The annual base salaries for each of the Company's executive officers, including the Company's Chief Executive Officer, reflect the subjective judgment of the Compensation Committee (and with respect to the other executive officers, the recommendations of the Chief Executive Officer) based on the consideration of the executive officer's position with the Company, the executive officer's tenure, the Company's needs, and the executive officer's individual performance, achievements and contributions to the growth of the Company

      Annual Bonus: At the conclusion of each fiscal year, the Committee reviews with the Company's Chief Executive Officer the performance of each senior executive officer against financial and operational goals established at the beginning of the year. Based upon the overall performance of the Company and the contribution by the individuals in achieving that performance by attaining the originally established goals (taking into account any goals added or modified during the course of the year), the Company's Chief Executive Officer recommends to the Committee annual bonus compensation levels for each senior executive. The Committee considers his recommendations, and the relevant data, and then determines the annual bonus compensation for each senior executive. The Committee meets separately to evaluate the performance of the Chief Executive Officer and determine his annual bonus compensation award.

      Stock Options: Grants of stock options are made to executives, directors and other employees of the Company under the Company's 2002 Plan. The Plan is administered by the Compensation Committee in accordance with the requirements of Rule 16b-3. Grants of stock options under the Plan are made to such executives and other key employees to enable them to participate in the creation of stockholder value in the Company as well as to permit the accumulation of an equity interest in the Company, thereby aligning the interests of executives with those of stockholders. Individual grants under the Plan are determined based upon the level of position held, individual contribution to the achievement of the Company's financial goals, the executive officer's tenure with the Company, his or her total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities, his or her contributions toward the Company's attainment of strategic goals, and such other performance factors as management and the Committee may consider.

Chief Executive Officer's Fiscal 2003 Compensation

      Mr. George J. Taylor Jr.'s (the "CEO") compensation for 2003 was based upon his employment agreement with the Company, as amended and as further described in the preceding section entitled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements". As set forth in the Summary Compensation Table above, the CEO's total annual compensation for the year ended December 31, 2003 was $160,000. There was no bonus award for 2003.

Section 162(m) Limitations

      Under Section 162(m) of the Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code.

                                       COMPENSATION COMMITTEE

                                       Joseph J. Kelley, Chairman
                                       Hugh M. Taylor
                                       Harold L. Hansen

                        REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is comprised of three outside directors who meet the American Stock Exchange standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee's function is one of oversight as set forth in its Charter. Its primary duties include (a) assisting the Board of Directors in its oversight of (i) the integrity of our financial statements and significant accounting policies, (ii) our financial, investment and risk management policies in operating our business activities, and (iii) the work of the independent auditors; (b) deciding whether to appoint, retain or terminate the Company's independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors, (c) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting or auditing matters, and (d) preparing any report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission.

      Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America.

      The Audit Committee has reviewed the Company's audited financial statements, and met separately with both management and Carlin, Charron & Rosen LLP (the "Auditors") to discuss those financial statements and reports prior to issuance. Management has represented, and the Auditors have confirmed, that the financial statements were prepared in accordance with generally accepted accounting principles.

      The Audit Committee discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees". In addition, the Audit Committee received from the Auditors a formal written statement describing all relationships between the Auditors and the Company that might bear on the Auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the Auditors any relationships that may impact their objectivity and independence and satisfied itself as to the Auditors' independence.

      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10- K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                       AUDIT COMMITTEE

                                       Ronald P. Pettirossi, Chairman
                                       Harold L. Hansen
                                       Joseph J. Kelley

Report of the Compensation Committee, Audit Committee and Audit Committee
Charter

      In accordance with the rules of the Securities and Exchange Commission, the Report of the Compensation Committee and the Report of the Audit Committee shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933.

             STOCK PERFORMANCE GRAPH AND CUMULATIVE TOTAL RETURN

      The following chart compares the yearly change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal-year period ended December 31, 2003 with the cumulative total return on the Russell 2000 Index and an index constructed from a peer group of companies (Telephone & Telegraph Apparatus) that are classified in the same Standard Industrial Classification ("SIC") code as the Company for that same period. The comparison assumes $100 was invested on December 31, 1998 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                   [Graph]

                                                 Cumulative Total Return
                              -------------------------------------------------------------
December 31                     1998       1999       2000       2001      2002       2003
-----------                     ----       ----       ----       ----      ----       ----

Farmstead Telephone Group     $100.00    $ 42.50    $ 42.52    $ 28.40    $11.20    $ 30.00
SIC Code Index                $100.00    $242.79    $157.26    $ 60.79    $24.96    $ 46.62
Russell 2000 Stock Index      $100.00    $119.59    $114.43    $115.60    $90.65    $131.78

      This graph shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933.

                           ANNUAL REPORT/FORM 10-K

      The Company's 2003 Annual Report to its stockholders is a reproduction of its Form 10-K filed with the Securities and Exchange Commission ("SEC"), excluding the Index to Exhibits and any filed exhibits or financial statement schedules, and is being mailed to all stockholders concurrently with this Proxy Statement. Additional copies of the Company's Form 10-K (without exhibits or financial statement schedules) as filed with the SEC may be obtained at no cost by writing to the Corporate Secretary, Farmstead Telephone Group, Inc., 22 Prestige Park Circle, East Hartford, CT 06108. The Company's Form 10-K may also be accessed on the Internet at http://www.farmstead.com. Exhibits or financial statement schedules listed in the Company's Form 10-K are available upon request to the Corporate Secretary at a nominal charge for printing and mailing.

                   NOMINATIONS AND STOCKHOLDERS' PROPOSALS
                FOR YEAR 2005 ANNUAL MEETING OF STOCKHOLDERS

      The Amended and Restated By-laws of the Company require that all nominations for persons to be elected directors, other than those made by the Board of Directors, be made pursuant to written notice to the Secretary of the Company. The notice must be received not less than 90 nor more than 120 days prior to the date on which the Company released its proxy statement to stockholders in connection with the preceding year's Meeting (or if the date of the Meeting is advanced or delayed by more than 30 days from the date of the preceding year's Meeting not less than 90 nor more than 120 days prior to the date of the Meeting or not later than 10 days after notice of public disclosure of such meeting date is first made). The notice must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the stockholder's name and address as they appear on the Company's books and the class and number of shares of stock beneficially owned by such stockholder.

      In addition, the Amended and Restated By-laws require that for business to be properly brought before an annual meeting by a stockholder, the Secretary of the Company must have received written notice thereof not less than 90 nor more than 120 days prior to the Meeting (or if the date of the Meeting is advanced or delayed by more than 30 days from the date of the preceding year's Meeting not less than 90 nor more than 120 days prior to the date of the Meeting or not later than 10 days after notice of public disclosure of such meeting date is first made). The notice must set forth
(i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's books; (iii) the class and number of shares of stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

      Any proposal of a stockholder intended to be presented at the Company's 2005 Annual Meeting of Stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no earlier than December 27, 2004 and no later than January 27, 2005. Proposals should be sent to: Corporate Secretary, Farmstead Telephone Group, Inc., 22 Prestige Park Circle, East Hartford, CT 06108. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion.

                    OTHER MATTERS - STOCKHOLDER PROPOSALS

      Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.


April 23, 2004                         George J. Taylor, Jr.
                                       Chairman of the Board and
                                       Chief Executive Officer

                                                                 APPENDIX A

                       FARMSTEAD TELEPHONE GROUP, INC.

                           CODE OF ETHICAL CONDUCT

                           Adopted March 29, 2004

One of the critical goals of Farmstead Telephone Group, Inc. and its subsidiaries ("Farmstead") involves promoting professional and ethical conduct with respect to its business practices. In my role as a senior officer or a finance manager of Farmstead, I recognize that senior officers and financial managers each hold an important and elevated role in corporate governance. This Code provides principles to which senior officers and financial managers are expected to adhere and advocate, rules regarding individual and peer responsibilities, and responsibilities to other employees, Farmstead, the public and other stakeholders.

I certify that I will adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct, as well as any other Farmstead policies or guidelines relating to the areas covered by this Code, including those contained in Farmstead's Policies and Procedures Manual. In addition to my normal reporting responsibilities, I acknowledge that I am expected to report to Farmstead's Audit Committee Chairman any activity that appears to be in violation of this Code and that any violations of this Code may result in disciplinary action, up to and including dismissal.

To the best of my knowledge and ability, in connection with the performance of my work-related responsibilities for Farmstead, I will:

      (1) act with honesty and integrity, avoid actual or apparent conflicts of interest between my personal and professional relationships, and report to my supervisor and Farmstead's Audit Committee Chairman any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

      (2) provide information that is accurate, complete, objective, relevant, timely and understandable;

      (3) comply with laws and regulations of applicable national, state, and local governments and regulatory agencies;

      (4) prepare and develop all information and data for which I am responsible in a manner that facilitates full, fair, accurate, timely, and understandable disclosure in reports and documents that Farmstead files with, or submits to, the Securities and Exchange Commission or uses in other public communications;

      (5) act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing my independent, professional judgment to be subordinated;

      (6) maintain the confidentiality of information acquired in the course of my work, except when authorized or otherwise legally obligated to disclose such information;

      (7) refrain from using confidential information acquired in the course of my work for personal advantage;

      (8) share knowledge and maintain skills important and relevant to the needs of Farmstead and other employees;

      (9) proactively promote ethical behavior as a responsible professional among peers in my work environment and business community; and

      (10) exercise responsible use of and control over all Farmstead assets and resources employed or entrusted to me.


/s/ George J. Taylor, Jr.              Date:   3/29/04
-----------------------------------            --------------
George J. Taylor, Jr.
Chairman of the Board, President
and Chief Executive Officer


/s/ Robert G. LaVigne                  Date:   3/29/04
-----------------------------------            --------------
Robert G. LaVigne
Executive Vice President and
Chief Financial Officer


/s/ Michael R. Johnson                 Date:   3/29/04
-----------------------------------            --------------
Michael R. Johnson
Executive Vice President

                                                                  APPENDIX B


                                Form of Proxy

                       FARMSTEAD TELEPHONE GROUP, INC.
       22 Prestige Park Circle, East Hartford, CT 06108 (860) 610-6000

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

               Annual Meeting of Stockholders - June 10, 2004

The undersigned, as a Stockholder of FARMSTEAD TELEPHONE GROUP, INC. (the "Company"), hereby appoints George J. Taylor, Jr. and Robert G. LaVigne or any one of them, the true and lawful proxies and attorneys-in-fact of the undersigned to attend the Annual Meeting (the "Meeting") of the Stockholders of the Company, to be held June 10, 2004, at 10:00 a.m. local time at the Company's offices located at 22 Prestige Park Circle, East Hartford, CT 06108 and any adjournments or postponements thereof, and any of them to vote, as designated below, the number of shares which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, on the following matters as set forth in the Proxy Statement and Notice dated April 23, 2004.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF CARLIN, CHARRON & ROSEN LLP, AS SET FORTH ON THE REVERSE SIDE.

[X] Please mark votes as shown in this example.

The Board of Directors recommends a vote FOR all proposals.

1.    Election of Directors

      Nominees: George J. Taylor, Jr., Harold L. Hansen, Joseph J. Kelley,
                Ronald P. Pettirossi and Hugh M. Taylor

      [ ] FOR    [ ] WITHHELD    [ ] For all nominees except as noted below:

___________________________________________________________________________
              [CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE]

2. Ratification of the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company for the year ending December 31, 2004.

                   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN


      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

      This Proxy is revocable and the undersigned reserves the right to attend the Meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company. Please sign exactly as the name(s) appear on your Stock Certificate. When attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party should sign.

THE BOARD OF DIRECTORS URGES THAT YOU COMPLETE, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE.

Mark here if you plan to attend the Meeting  [ ]
Mark here for address change and note new address below  [ ]


Signature:_______________ Date:_____   Signature:_______________ Date:_____